Exhibit 13.1

Certification by the Chief Executive Officer

Pursuant to Section 906 Of the Sarbanes-Oxley Act 2002

In connection with the Annual Report of Xinxu Copper Industry Technology Limited (the “Company) on Form 20-F for the year ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jinchun Cheng, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 17, 2025

By:	/s/ Jinchun Cheng
Name:	Jinchun Cheng
Title:	Chief Executive Officer (Principal Executive Officer)